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                                                                       EXHIBIT A


                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                         GO FLY A KITE ACQUISITION CORP.

                                       AND

                               GO FLY A KITE, INC.







                                DECEMBER 23, 1998


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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I SALE AND PURCHASE....................................................1
     SECTION 1.1 Assets to be Sold and Purchased...............................1
     SECTION 1.2 Assumed Liabilities...........................................4
     SECTION 1.3 Purchase Price................................................6
     SECTION 1.4 Review of the 1999 Statements and Payment of the Bonus
                 Payment.......................................................7
     SECTION 1.5 Collection of Receivables; Adjustment to the Purchase
                 Price.........................................................9
     SECTION 1.6 Allocation of the Purchase Price..............................9
     SECTION 1.7 Closing.......................................................9

ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLER............................9
     SECTION 2.1 Authority Relative to this Agreement..........................9
     SECTION 2.2 No Conflicts; Consents.......................................10
     SECTION 2.3 Corporate Existence and Power................................10
     SECTION 2.4 Charter Documents and Corporate Records......................10
     SECTION 2.5 Financial Information........................................10
     SECTION 2.6 Liabilities..................................................11
     SECTION 2.7 Inventory....................................................12
     SECTION 2.8 Absence of Certain Changes...................................12
     SECTION 2.9 The Assets...................................................13
     SECTION 2.10 Contracts...................................................14
     SECTION 2.11 Intangible Property.........................................15
     SECTION 2.12 Claims and Proceedings......................................15
     SECTION 2.13 Taxes.......................................................15
     SECTION 2.14 Employee Benefits Plans.....................................17
     SECTION 2.15 Employee-Related Matters....................................19
     SECTION 2.16 Insurance...................................................20
     SECTION 2.17 Compliance with Laws........................................20
     SECTION 2.18 Permits.....................................................21
     SECTION 2.19 Environmental Matters.......................................21
     SECTION 2.20 Finders; Fees...............................................22
     SECTION 2.21 Restrictions on Business Activities.........................22
     SECTION 2.22 Suppliers and Customers.....................................22
     SECTION 2.23 Year 2000 Compliance........................................23
     SECTION 2.24 Product Warranties, Product Return Policies and Service
                  Warranties..................................................23
     SECTION 2.25 Depositaries................................................23


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     SECTION 2.26 Product Liability...........................................23
     SECTION 2.27 Disclosure..................................................23

ARTICLE III REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT................24
     SECTION 3.1 Authority Relative to this Agreement.........................24
     SECTION 3.2 No Conflicts; Consents.......................................24
     SECTION 3.3 Corporate Existence and Power................................24
     SECTION 3.4 Finders; Fees................................................25
     SECTION 3.5 Securities Matters...........................................25
     SECTION 3.6 Ability to Perform...........................................25
     SECTION 3.7 Disclosure...................................................25

ARTICLE IV COVENANTS AND AGREEMENTS...........................................26
     SECTION 4.1 Public Announcements.........................................26
     SECTION 4.2 Confidentiality..............................................26
     SECTION 4.3 Expenses.....................................................26
     SECTION 4.4 Employee Matters.............................................26
     SECTION 4.5 Access.......................................................27
     SECTION 4.6 Change of Name...............................................27
     SECTION 4.7 Year 2000 Compliance.........................................27
     SECTION 4.8 Product Liability Insurance..................................28
     SECTION 4.9 Obtaining Consents to Assignments............................28

ARTICLE V CLOSING DELIVERIES..................................................29
     SECTION 5.1 Closing......................................................29
     SECTION 5.2 Buyer Deliveries.............................................29
     SECTION 5.3 Seller Deliveries............................................30

ARTICLE VI INDEMNIFICATION....................................................31
     SECTION 6.1 Survival of Representations and Warranties...................31
     SECTION 6.2 Obligation of Seller to Indemnify............................32
     SECTION 6.3 Obligation of Buyer and Parent to Indemnify..................32
     SECTION 6.4 Notice and Opportunity to Defend Third Party Claims..........33
     SECTION 6.5 Limits on Indemnification....................................33
     SECTION 6.6 Exclusive Remedy.............................................34

ARTICLE VII INTENTIONALLY OMITTED.............................................35


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ARTICLE VIII MISCELLANEOUS....................................................35
     SECTION 8.1 Notices......................................................35
     SECTION 8.2 Entire Agreement.............................................36
     SECTION 8.3 Waivers and Amendments.......................................36
     SECTION 8.4 Governing Law................................................36
     SECTION 8.5 Consent to Jurisdiction......................................36
     SECTION 8.6 Binding Effect; No Assignment................................37
     SECTION 8.7 Exhibits.....................................................37
     SECTION 8.8 Severability.................................................37
     SECTION 8.9 Counterparts.................................................37
     SECTION 8.10 Third Parties...............................................37
     SECTION 8.11 Further Assurances..........................................37

ARTICLE IX DEFINITIONS........................................................38
     SECTION 9.1 Definitions..................................................38
     SECTION 9.2 Interpretation...............................................41


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                            ASSET PURCHASE AGREEMENT

          ASSET PURCHASE AGREEMENT, dated as of December 23, 1998, by and among GO FLY A KITE ACQUISITION CORP., a Delaware corporation ("Buyer"), and GO FLY A KITE, INC., a New York corporation ("Seller").

          WHEREAS, Seller desires to sell and assign, and Buyer desires to purchase and assume, substantially all of the assets and certain liabilities relating to the Business upon and subject to the terms and conditions hereinafter set forth.

          NOW THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                SALE AND PURCHASE

         SECTION 1.1 ASSETS TO BE SOLD AND PURCHASED.

              (a) Subject to Section 1.1(b) and the other terms and conditions hereof, Seller shall sell, assign, transfer, convey and deliver to Buyer free and clear of all Liens (other than Permitted Liens), and Buyer shall purchase from Seller, all of the property, assets and rights used, held for use or useful in the Business as of the Closing Date, other than the Excluded Assets (collectively, the "Assets;" it being understood for these purposes that to the extent Buyer leases or licenses properties, assets and/or rights, it is Buyer's leasehold or license interest and not the underlying properties, assets and/or rights that are included within the "Assets") including:

                  (i) all of Seller's rights, title and interest in and to the machinery, equipment, tools, supplies, spare parts, vehicles, furniture and other tangible personal property owned, used, held for use or useful in the Business (the "Equipment"), on the Closing Date;

                  (ii) all of Seller's rights, title and interest in and to the real property owned or leased by Seller and used in the Business (the "Land"), and all of Seller's rights, title and interest in and to all buildings, improvements and fixtures constructed thereon (the "Improvements," and together with the Land, the "Real Property");

                  (iii) all designs, patterns, raw materials, supplies, work-in-progress and inventories of finished goods, whether in possession of Seller or any supplier, manufacturer or contractor of Seller;

                  (iv) to the extent transferable, all claims, rights and choses in action of Seller against third parties in respect of unliquidated rights under manufactures' and vendors' warranties, guarantees or similar obligations;


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                  (v)    all of Seller's rights, title and interest in, to
and under all patents, patent applications, trade names, trademarks, copyrights, copyright applications, servicemarks, trademark and servicemark registrations and applications, domain names, logos and other intangible property (including, without limitation, all of Seller's right to use the names "Go Fly A Kite", "Air Creations" and "Wind Designs" and any derivation thereof), whether or not used in the Business;

                  (vi) all of Seller's rights in, to and under trade secrets, formulae and specifications and technical know-how, whether currently being used or under development, including engineering and other drawings, data, design and specifications, product literature and related materials, in each case which are owned or licensed by Seller as of the Closing Date (together with the intellectual property described in Section 1.1(a)(v), the "Intellectual Property Rights") and all of Seller's books, records and computer software programs relating thereto;

                  (vii) all of Seller's rights in, to and under the goodwill of the Business;

                  (viii) all of Seller's rights, titles and interests in, to and under all Contracts and all prepaid expenses, claims and other prepayments, including security deposits, prepaid rent, prepaid Taxes (other than the Tax Deposit), prepaid supplies, deferred charges and other retentions held by third parties;

                  (ix) all customer lists, credit policies and credit information with respect to customers of, and all existing cost and pricing data for, the Business for the past five years;

                  (x) all supplier lists, product specifications, bills of materials, production routings and all other production information for the past five years;

                  (xi) to the extent permitted under applicable Law, all employee records for all personnel of the Business;

                  (xii) all existing business plans, advertising and promotional plans, product development plans, forecasts, market research reports, competitor information, and reference catalogs;

                  (xiii) all accounts and notes receivable, whether or not related invoices have been issued, and the proceeds thereof received after the Closing Date;

                  (xiv) all cash and cash equivalents ("Cash") belonging to Seller in hand or on deposit (other than the Tax Deposit);

                  (xv) all of Seller's rights under all governmental licenses, certificates, permits, franchises, similar authorizations and approvals of Seller (the "Permits") relating to or necessary to the lawful conduct of the Business as of the Closing Date (including all rights of


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Seller to obtain renewals and extensions thereof, together with all causes of action in favor of Seller heretofore accrued or hereafter accruing with respect thereto), in each case to the extent such Permits are transferable;

                  (xvi) all transferable warranties and guarantees pertaining to the Assets;

                  (xvii) all books and records relating to the Business and the Assets (whether kept or maintained by Seller or any third party) including, without limitation, records with respect to costs, Inventory and Equipment; materials, catalogues, correspondence, mailing lists, art work, films, negatives, photographs, sales materials and records; purchasing materials and records; media materials and plates; sales order files; ledgers and other books of account of Seller; plans, specifications, surveys, reports and other materials relating to the Real Property; other records required to continue the Business as heretofore and now being conducted by Seller; and all software programs, computer printouts, databases and related items used in the Business it being understood that Seller may retain copies of all Tax records and all records pertaining to Excluded Assets or Retained Liabilities;

                  (xviii) all rights of Seller under its Insurance Policies (as defined below) and the proceeds payable thereunder (other than any Insurance Policies relating to any employee welfare benefit plans within the meaning of Section 3(1) of ERISA, except as expressly set forth in Section 1.1(a)(xix)); and

                  (xix) all rights of Seller under any and all medical insurance policies with CBIA Health Connections (the "Medical Policy").

              (b) The Assets shall exclude the following assets and property (the "Excluded Assets"):

                  (i) all of Seller's rights, title and interest in and to the Transaction Documents;

                  (ii) all amounts of Seller on deposit as of the date hereof with the IRS pursuant to Section 444 of the Code (the "Tax Deposit");

                  (iii) Employee Benefit Plans and any and all assets related thereto (other than the Medical Policy);

                  (iv) all rights to refunds with respect to Taxes and/or insurance premiums previously paid, provided that the value of such refunds or premiums are not taken into account in determining the Purchase Price;

                  (v) all books and records pertaining to Taxes, Seller's personnel, the Excluded Assets and/or the Retained Liabilities, and all of Seller's stock books and minute books;


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                  (vi)    all defenses, counterclaims and other choses in
action that pertain in any way to any of the Excluded Assets and/or any of the Retained Liabilities, provided that the value of such defenses, counterclaims and choses in an action are not taken into account in determining the Purchase Price; and

                  (vii)   the items, if any, identified on the attached
Schedule 1.1(b).

         SECTION 1.2 ASSUMED LIABILITIES.

              (a) Subject to the provisions of Section 1.2(b), Buyer shall assume, pay, fulfill, perform or otherwise discharge (i) the Liabilities and obligations reflected on, reserved against or noted on the audited balance sheet of Seller at August 31, 1998, a copy of which initialed by the parties for identification is attached hereto as Schedule 1.2, but only to the extent so reflected, or reserved against or noted thereon; (ii) the Liabilities and obligations of Seller incurred by Seller in the ordinary course of the Business consistent with past practice and arising during the period between August 31, 1998 and the Closing Date, including all open purchase orders issued to or by Seller; (iii) the Liabilities and obligations of Seller arising and to be performed after the Closing under the Contracts (but only to the extent Buyer effectively receives the benefits thereunder or to the extent that Buyer was otherwise entitled, but does not receive the benefits thereunder solely as a result of its breach of any such Contract) and which are expressly referred to in this Agreement as being assumed by Buyer; (iv) any obligation of Seller to repair, replace or give credit for product sold prior to the Closing Date (provided that Seller shall indemnify Buyer therefor in accordance with Article VI below); (v) all obligations of Seller with respect to the accrued vacation and sick time of Seller's employees reflected on Schedule 2.15, and (vi) all obligations with respect to "L/C Obligations" as defined in the pay-off letter agreement of even date herewith between BankBoston, N.A. (the "Bank") and Seller (the "Pay-Off Letter"). The foregoing items are collectively referred to as the "Assumed Liabilities." In addition, Buyer is concurrently with the execution of this Agreement paying the Bank the amount of the principal balance and accrued interest owing by Seller to the Bank in connection with Seller's revolving loan indebtedness to the Bank, as identified in the Pay-Off Letter.

              (b) Buyer shall not assume or be bound by or otherwise be responsible for any duties, responsibilities, obligations or Liabilities of Seller of any kind or nature, known, unknown, contingent or otherwise, other than Assumed Liabilities expressly assumed by it pursuant to Section 1.2(a). Without limiting the generality of the foregoing, except as otherwise provided in this Agreement, Buyer shall not assume, undertake or accept any duties, responsibilities, obligations or Liabilities of Seller (whether existing now or at the Closing or that may arise in the future) with respect to:

                  (i) any Liabilities of Seller or any of its Affiliates relating to the ownership or operation of the Assets or the Business on or prior to the Closing Date;


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                  (ii)    any Liabilities of Seller or its Affiliates
relating to the ownership or operation of the Excluded Assets and the operations of Seller and Seller's Affiliates other than the Business;

                  (iii) Liabilities or obligations of Seller under this Agreement or with respect to or arising out of the transactions contemplated hereby;

                  (iv) all accounts payable relating to the Business incurred on or prior to the Closing Date;

                  (v)     any Environmental Liabilities;

                  (vi) Liabilities and obligations under Contracts that are not assumed by Buyer pursuant to this Agreement;

                  (vii) Liabilities and obligations (A) arising or to be performed at or prior to the Closing under any of the Contracts to be assumed by Buyer at the Closing or (B) arising out of a breach or default by Seller at or prior to the Closing (including any event occurring prior to the Closing that with the passage of time or giving of notice, or both, would become a breach or default) under any Contract;

                  (viii) Liabilities and obligations with respect to any Claims, whether existing on the date hereof or arising hereafter, arising out of ownership of the Assets or the operation of the Business on or prior to the Closing;

                  (ix) Liabilities and obligations to Seller's customers with respect to shortages and defects in goods delivered to customers or in transit to customers prior to the Closing where the customer is seeking return, replacement and/or repair of products pursuant either to product warranties extended by Seller prior to Closing or product warranties or obligations implied or provided by Law;

                  (x) except as otherwise provided in this Agreement, Liabilities and obligations to persons employed by Seller at any time prior to the Closing (or any of such employee's beneficiaries, heirs or assignees) arising out of such employee's employment by Seller;

                  (xi) Liabilities and obligations with respect to any federal, state, local or foreign income, profits, franchise, sales or similar Tax relating to the ownership of the Assets or the conduct of the Business on or prior to the Closing Date or arising out of the Contemplated Transactions;

                  (xii)   any Liabilities in respect of any Debt of Seller;
and


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                  (xiii)  Employee Benefit Plans and any and all Liabilities related thereto (other than the Medical Policy).

                  (xiv) All such duties, responsibilities, obligations or Liabilities described in this Section 1.2(b) being referred to herein as "Retained Liabilities." Seller shall take any and all action which may be necessary to prevent any person from having recourse against any of the Assets or against Buyer as transferee thereof with respect to any Retained Liabilities and shall indemnify Buyer and hold it harmless therefrom in accordance with the terms and provisions of Section 6.2 hereof.

          As used herein, "Environmental Liabilities" means any Liabilities, obligations, responsibilities, obligations to conduct remedial actions, losses, damages (other than incidental and/or consequential damages), punitive damages, costs and other expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigations and feasibility studies), fines, penalties, and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present, or future, resulting from any claim or demand by any person, whether based in contract, tort, implied or express warranty, strict liability, common law, criminal or civil statute, including any Environmental Law, arising solely out of the ownership or the operation by Seller or its Affiliates of the Assets or the Business, in connection with environmental conditions on, or with respect to, the Land or the manufacture, refining, storage, disposal or treatment of Hazardous Substances by Seller or its Affiliates.

         SECTION 1.3 PURCHASE PRICE.

              (a) Subject to the adjustments provided for herein, the purchase price for the Assets shall be Five Million Seven Hundred Twenty-Five Thousand Dollars ($5,725,000) (the "Purchase Price") payable as follows:

                  (i) Buyer shall deliver to Seller at the Closing, by wire transfer of immediately available funds, an amount equal to One Million Dollars ($1,000,000);

                  (ii) Buyer shall deliver to Seller on January 4, 1999, by wire transfer of immediately available funds, an amount equal to Three Million Four Hundred Twenty-Five Thousand Dollars ($3,425,000) (together with the amount in Section 1.3(a)(i), the "Cash Portion"); and

                  (iii) Buyer shall deliver to Seller at the Closing a non-interest bearing promissory note issued by Toymax International, Inc., an Affiliate of Buyer ("Parent"), in the amount of One Million Three Hundred Thousand Dollars ($1,300,000) (the "Buyer Note") substantially in the form of
Exhibit 1.3(a) hereto. The Buyer Note shall provide for (i) adjustment as more particularly described in Section 1.5(b) and (ii) rights of set-off and reduction with respect to Seller's indemnification obligations to Buyer arising under and pursuant to Article VI hereof.


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              (b) In addition to its obligation to pay the Purchase Price,
Buyer and Parent, jointly and severally, shall pay to the shareholders of Seller ("Shareholders") an aggregate amount equal to fifty percent (50%) of the amount by which the Business EBITDA exceeds One Million Five Hundred Thousand Dollars ($1,500,000) (the "Bonus Payment") up to a maximum of One Hundred Fifty Thousand Dollars ($150,000). For these purposes, the "Business EBITDA" shall mean the sum of (i) Seller's EBITDA for the period from September 1, 1998 to the Closing Date, plus (ii) Buyer's EBITDA for the period commencing on the Closing Date and concluding on August 31, 1999.

         Section 1.4 REVIEW OF THE 1999 STATEMENTS AND PAYMENT OF THE BONUS PAYMENT.

              (a) Buyer shall deliver to Shareholders, for review by Ronald Larrow of Simione, Scilia, Larrow & Dowling LLC ("Shareholders Representative"), a copy of (a) the financial statements for the Business (including periods under ownership of Seller and of Buyer; the "1999 Statements") for the Fiscal Year commencing September 1, 1998 and concluding August 31, 1999 ("FY 1999"), (b) a calculation of the Business EBITDA (the "EBITDA Calculation"), and (c) a calculation of the Bonus Payment, if any (the "Bonus Payment Statement;" and, together with the 1999 Statements and the EBITDA Calculation, the "EBITDA Documents"). The 1999 Statements, the EBITDA Calculation and the Bonus Payment Statement shall all be prepared by Buyer in accordance with GAAP consistently applied with the manner in which GAAP have historically been applied by Seller in preparing the Annual Statements, except as otherwise expressly directed by this Agreement.

              (b) Shareholders and Shareholders Representative shall have 30 days to review the EBITDA Documents and to object thereto. Shareholders and Shareholders Representative shall be provided with access to Buyer's books and records during such period. Any objection shall be set forth in a written notice to Buyer (the "Notice of Objections"). If Shareholders do not provide a Notice of Objections within such 30 day period, Buyer shall deliver to Shareholders, no later than the next business day following the termination of such 30 day period, the Bonus Payment, if any, by wire transfer of immediately available funds. The Bonus Payment shall be allocated among Shareholders on a pro rata basis, consistent with their respective ownership interests in Seller as set forth on Schedule 1.4(b).

              (c) If Shareholders object to any of the EBITDA Documents in accordance with Section 1.4(b) above, they shall specify in the Notice of Objections the grounds of such objections. If a Notice of Objections is timely delivered, the Bonus Payment will be made in accordance with Section 1.4(b) to the extent of any undisputed portion thereof. Thereupon, the parties shall meet and exchange information in an attempt to agree upon the EBITDA Documents and the final calculation of the Business EBITDA and the amount of the Bonus Payment. If the Shareholders and Buyer have not agreed upon the same within 45 days following the delivery of the Notice of Objections, the parties will submit the controversy for final and binding determination by the Hartford, Connecticut office of KPMG Peat Marwick or such other accounting firm selected by Buyer and Shareholders. Said accounting firm shall rule


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only upon the objections raised in the Notice of Objections which shall not have been resolved by the parties prior to such submission, accepting all other aspects of the EBITDA Documents. Revised EBITDA Documents shall be prepared based upon such accounting firm's determination. Upon agreement on the final EBITDA Documents or the final determination of the EBITDA Documents by such accounting firm, as the case may be, Buyer shall pay to Shareholders an amount by wire transfer of immediately available funds equal to the Bonus Payment, as finally determined, less any payment on account thereof previously made. The fees and expenses of the Shareholders Representative shall be borne by Buyer. The fees and expenses of the independent accounting firm shall be borne one-half by Buyer and one-half by Shareholders as a group.

              (b) For purposes of the EBITDA Documents, the Business EBITDA shall be determined in accordance with GAAP consistently applied in preparing the Annual Statements, except as follows:

                  (i) Extraordinary items of income and expense shall not be taken into account;

                  (ii) To the extent that after the Closing, Buyer provides general and administrative services formerly provided by Seller, there may be a charge therefor to the extent and in an amount not to exceed the amount of any such charges incurred by Seller in the fiscal year ended August 31, 1998 ("FY 1998");

                  (iii) There shall be a charge equal to 50% of the amount of any savings realized by Buyer during FY 1999 resulting in cost efficiencies derived from Buyer's consolidated efforts that produce lower costs for the Business than were incurred by Seller in FY 1998 with respect to the categories set forth on Schedule 1.4(d);

                  (iv) There shall be no charges for any amounts paid or payable to Debbie Pereira and/or James Christianson (a) with respect to any Staying Bonus (as referred to in their respective Employment Agreements (as defined below); or (b) pursuant to any increases in any amounts payable pursuant to any future amendments to or modifications of their respective Employment Agreements;

                  (v) There shall be no charges for any inventory written off as obsolete, except to the extent done in accordance with GAAP; and

                  (vi) There shall be no charges for direct or indirect compensation or other overhead in connection with any management employee of Buyer or any Affiliate of Buyer other than current management employees of Seller, or on account of any other expense which is not either (A) reflected in the budget for the Business for Fiscal Year 1999 prepared prior to the date hereof, or (B) approved by Andrea Skwarek in writing; and


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                  (vii)   Subject to the foregoing, in calculating the
Business EBITDA, Buyer will not materially modify the categories and amounts of expenses incurred (except to adjust for changes in volume) without the consent of Shareholders.

The foregoing is not intended in any way to limit, restrict or prevent Buyer's right, in its sole discretion, to incur additional expenses or to increase historical expenses in FY 1999 with respect to the Assets, but is intended to limit the impact of such expenses on the determination of EBITDA for FY 1999.

         SECTION 1.5 COLLECTION OF RECEIVABLES; ADJUSTMENT TO THE PURCHASE
PRICE.

              (a) Shareholders shall, concurrently with the execution of this Agreement, jointly and severally, execute and deliver a guarantee of payment of the Receivables substantially in the form attached hereto as Exhibit 1.5 (the "Guarantee").

              (b) The amount payable under the Buyer Note shall be reduced by the amount equal to 3.3 times the amount by which the Business EBITDA, as determined in accordance with Section 1.4(d), is less than One Million Four Hundred Thousand Dollars ($1,400,000).

         SECTION 1.6 Allocation of the Purchase Price.

  The Purchase Price shall be allocated among the Assets in the manner set forth on Schedule 1.6 for all purposes, and each of the parties shall make all appropriate Tax and other filings on a basis consistent with such allocation. The parties shall exchange drafts of any information returns required by Section 1060 of the Code, and all similar state statutes, ten days prior to filing any such return.

         SECTION 1.7 Closing.

  Subject to the terms and conditions of this Agreement, the sale and purchase of the Assets and the consummation of the other transactions contemplated hereby (the "Closing") shall take place on the date hereof (the "Closing Date").

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer that:

         SECTION 2.1 Authority Relative to this Agreement.

  Seller has full power, capacity and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to consummate the transactions contemplated hereby and thereby (the "Contemplated Transactions"). The execution, delivery and performance of each Transaction Document and the consummation of the Contemplated Transactions to which Seller is a party have been duly and validly authorized by Seller, and no other acts on the part of Seller (or any other person) are necessary or required to authorize the execution, delivery and performance by Seller of each Transaction Document or the


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consummation of the Contemplated Transactions to which Seller is a party.
This Agreement and the other Transaction Documents to which Seller is a party have been, duly and validly executed and delivered by Seller, and (assuming the valid execution and delivery thereof by the other parties thereto) constitute the legal, valid and binding agreements of Seller, enforceable against Seller in accordance with their respective terms, except as such obligations and their enforceability may be limited by applicable bankruptcy and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity).

         SECTION 2.2 No Conflicts; Consents.

  The execution, delivery and performance by Seller of this Agreement and each other Transaction Document to which it is a party and the consummation of the Contemplated Transactions to which Seller is a party do not and will not (i) violate any provision of the Certificate of Incorporation or By-laws (or comparable instruments) of Seller; (ii) require Seller or any Affiliate of Seller to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice to, any Governmental Body or any other person, except as set forth on Schedule 2.2 ("Seller Required Consents"); (iii) if Seller Required Consents are obtained prior to Closing, violate, conflict with or result in a breach or default under (with or without the giving of notice or the passage of time or both), or permit the suspension or termination of, any Contract to which Seller is a party or by which it or any of the Assets may be bound or subject, or result in the creation of any Lien upon the Assets; (iv) if Seller Required Consents are obtained prior to Closing, violate any Law or Order of any Governmental Body against, or binding upon, Seller or upon the Assets or the Business; or (v) if Seller Required Consents are obtained prior to Closing, violate or result in the revocation or suspension of any Permit.

         SECTION 2.3 Corporate Existence and Power.

  Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite powers, authority and all Permits required to own and/or operate the Assets and to carry on the Business as now conducted. Seller is duly qualified to do business as a foreign corporation and is in good standing in each state of the United States where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary. Seller does not have any Subsidiary and does not directly or indirectly own any equity or other interest or investment in any other person.

         SECTION 2.4 Charter Documents and Corporate Records.

  Seller has heretofore delivered or made available to Buyer true and complete copies of the Certificate of Incorporation (certified as of a recent date by its jurisdiction of incorporation) and By-laws or comparable instruments, of Seller as in effect on the date hereof.

         SECTION 2.5 FINANCIAL INFORMATION.

              (a) Seller has previously furnished to Buyer true, complete and correct copies of (i) Seller's audited financial statements at and for the year ended August 31, 1998, (ii) Seller's unaudited financial statements at and for the years ended August 31, 1997 and 1996 (the "Annual Statements") and (iii) Seller's unaudited financial statements at and for each calendar month of 1997 and 1998 through November 30, 1998 (the "Interim Statements"). Each delivered financial statement has been prepared in accordance with GAAP consistently applied (except for the absence of footnotes in the case of the Annual Statements, and, in the case of the Interim Statements, the need for normal, recurring year end adjustments, which are consistent with past practice and which, in the aggregate, would not be material) and presents fairly and accurately the financial position of Seller as of its date, and its earnings, changes in stockholders' equity and cash flow for the periods then ended. Each delivered balance sheet fully sets forth all Assets and Liabilities of Seller existing as of its date which, under GAAP, should be set forth therein, and each delivered statement of earnings sets forth the items of income and expense of Seller which should be set forth therein in accordance with GAAP.

              (b) Except to the extent of the amount of the allowance for doubtful accounts reflected in the Interim Statements or as set forth in
Schedule 2.5, all the Receivables of the Company reflected therein, and all Receivables that have arisen since August 31, 1998 (except Receivables that have been collected since such date) are valid and enforceable Claims, and constitute bona fide Receivables resulting from the sale of goods and services in the ordinary course of the Business. The Receivables are not subject to any defenses, offsets, returns, allowances or credits of any kind, except as set forth on Schedule 2.5.

              (c) All financial, business and accounting books, ledgers, accounts and official and other records relating to Seller and the Business have been properly and accurately kept and completed, and there are no material inaccuracies or discrepancies contained or reflected therein. There are no records, systems, Contracts, data or information of Seller, recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which are not under Seller's exclusive ownership and direct control, except for Seller's payroll records, which are maintained by ADP.

         SECTION 2.6 LIABILITIES. Except as and to the extent reflected in the balance sheet of Seller (the "Latest Balance Sheet") at August 31, 1998 (the "Latest Balance Sheet Date") referred to in Section 2.5, Seller did not have, as of the Latest Balance Sheet Date, any Liabilities or obligations required to be reflected on a balance sheet under GAAP, and except as described in Schedule 2.6 hereto, Seller has not incurred any Liabilities since the Latest Balance Sheet Date except (i) current Liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of the Business and consistent with past practice, (ii) Liabilities reflected on any balance sheet included in the Interim Statements delivered to Buyer prior to the date hereof, and (iii) Liabilities or obligations of continued performance under Contracts and other commitments and arrangements entered into in the ordinary course of the Business not required to be reflected in financial statements under GAAP.

         SECTION 2.7 INVENTORY. Schedule 2.7 sets forth a true and complete list of Inventory by category as of the date indicated thereon (including an aging schedule showing all items over 60 days old). All Inventory consists of items which are good and merchantable and of a quantity and quality usable or saleable in the ordinary course of the Business consistent with past practices, subject to any reserve for Inventory obsolescence set forth on Seller's November 30, 1998 internally prepared balance sheet. Since the Latest Balance Sheet Date, Seller has continued to replenish its Inventories in a customary manner consistent with past practice. No items of Inventory are pledged as collateral or held by Seller on consignment from any other person, other than Seller's letter of credit financing arrangement with Bank of Boston. The Inventory is valued at the lower of cost or market, net realizable value on the "weighted moving average, first in, first out "method, consistent with past practices, and was so valued on August 31, 1998. The quantities of each item of Inventory are not excessive, but are reasonable in the present circumstances of Seller. The reserve for Inventory obsolescence contained in the Latest Balance Sheet fairly reflects the amount of obsolete Inventory as of the date thereof in accordance with GAAP.

         SECTION 2.8 ABSENCE OF CERTAIN CHANGES.

              (a) Since the Latest Balance Sheet Date, except as disclosed in
Schedule 2.8, Seller has conducted the Business in the ordinary course consistent with past practices and there has not been:

                  (i) Any material adverse change in the Assets or any material adverse change in the condition (financial or otherwise), results of operations or prospects of Seller, the Assets or the Business (collectively, the "Condition of the Business") or, to the knowledge of Seller, any event, occurrence or circumstance that could reasonably be expected to cause such a material adverse change;

                  (ii) Any transaction or Contract with respect to the purchase, acquisition, lease, disposition or transfer of all or any part of any Assets or to any capital expenditure relating to the Business (in each case, other than in the ordinary course of the Business in accordance with past practice);

                  (iii) Any changes in the Certificate of Incorporation or by-laws of Seller;

                  (iv) Any declaration, setting aside or payment of any dividend or other distribution with respect to the common stock or any other capital stock of Seller or any loan or advance to any officer, director, or stockholder of Seller;

                  (v) Any damage, destruction or other casualty loss (whether or not covered by insurance), condemnation or other taking affecting the Business, the Assets or Seller;

                  (vi) Any change in any method of accounting or accounting practice by Seller;

                  (vii) Except as set forth in Schedule 2.14 or 2.15, any increase in the compensation, commission, bonus or other direct or indirect remuneration paid, payable or to become payable to any officer, shareholder, director, consultant, agent or employee of Seller, or any alteration in the benefits payable or provided to any thereof;

                  (viii) Any adverse change in any material relationship of Seller with its customers, suppliers and vendors;

                  (ix) Except for any changes made in the ordinary course of the Business, any change in any of Seller's business policies, including advertising, marketing, pricing, purchasing, personnel, returns or budget policies;

                  (x) Except in the ordinary course of the Business, consistent with past practice, or as disclosed in Schedule 2.10, any payment, directly or indirectly, of any Liability of Seller before the same became due in accordance with its terms;

                  (xi) Any (a) incurrence, assumption or guarantee by Seller of any Debt other than in the ordinary course of the Business in amounts and on terms consistent with past practices, (b) issuance or sale of any securities convertible into or exchangeable for debt securities of Seller, or (c) issuance or sale of options or other rights to acquire from Seller, directly or indirectly, debt securities of Seller or any securities convertible into or exchangeable for any such debt securities; or

                  (xii) Any agreement or arrangement whether written or oral to do any of the foregoing.

              (b) Except as set forth in Schedule 2.8, no Liability of Seller is past due.

         SECTION 2.9 THE ASSETS.

              (a) Schedule 2.9(a) sets forth a description of the Real Property. Seller has a valid leasehold interest in and to the Land and the Improvements, in each case, free and clear of all Liens of any nature whatsoever, other than (i) Liens disclosed on the Latest Balance Sheet, (ii) Liens for current Taxes not yet due and payable (and for which adequate reserves have been established on the Latest Balance Sheet), and (iii) Liens set forth on Schedule 2.9(a), which do not materially interfere with the Assets or impair the conduct of the Business (collectively, "Permitted Liens"). All Improvements located on the Real Property are in good operating condition (subject to normal wear and tear) with no structural or other defects known to Seller that could interfere in any material respect with the operation of the Business, and are suitable for the purposes for which they are currently used. There is no and there has never been any manufacturing activity at or on the Real Property. To Seller's knowledge, the Business is not in violation in any material respect of any building, zoning, anti-pollution, health, occupational safety or other Law, Order or Permit in respect of the Real Property. Except as disclosed on

Schedule 2.9(a), no person, other than Seller, has any right to occupy or possess any of the Real Property.

              (b) Seller is in possession of and has good and valid title to the Assets used in the Business (other than the Real Property) free and clear of any Liens other than Permitted Liens. All of the tangible Assets used in the Business are in good condition and repair, normal wear and tear excepted, and, in the aggregate, are adequate in quantity and quality for the operation of the Business as presently conducted. Schedule 2.9(b) contains a list and description of all tangible Assets other than Inventory with a book value of $1,000 or more. The Assets including the Lease constitute all of the assets which are necessary to operate the Business and, assuming all Seller Required Consents are obtained, the consummation of the Contemplated Transactions hereby will enable Buyer to conduct the Business substantially as it has been conducted since inception.

         SECTION 2.10 CONTRACTS.

              (a) Schedule 2.10 sets forth an accurate and complete list of all Contracts to which Seller is a party or by which it or the Assets are bound or subject, relating to the Business, except for those Contracts with persons who are not Affiliates of Seller relating solely to the purchase or sale of property (other than the Real Property) or services by Seller in the ordinary course of the Business which (i) require Seller to make or receive payments not in excess of $5,000 or (ii) have a remaining term of less than twelve months on the date of this Agreement or are terminable by Seller without penalty during such period. True and correct copies of all written Contracts listed on such Schedule and summaries of the material provisions of all oral Contracts so listed have been delivered to Buyer.

              (b) All Contracts listed on Schedule 2.10 are valid, subsisting, in full force and effect and binding upon Seller and, to the knowledge of Seller, the other parties thereto in accordance with their terms. Assuming receipt of the Seller Required Consents, Seller is not in default (or alleged default) under any such Contract nor, to the knowledge of Seller, is any other party thereto in default thereunder and there is no condition that with notice or the lapse of time or both would constitute a default by Seller (or give rise to a termination right) nor, to Seller's knowledge, does any condition exist that with notice or the lapse of time or both would constitute a default by any other party thereto (or give rise to a termination right) under any such Contract. To the knowledge of Seller, none of the other parties to any such Contract intends to terminate or materially alter the provisions thereof by reason of the Contemplated Transactions or otherwise. Since the Latest Balance Sheet Date, Seller has not waived any material right under any such Contract, materially amended or extended beyond December 31, 1998 any such Contract or terminated or failed to renew (or received notice of termination or failure to renew with respect to) any such Contract. Except as set forth on Schedule 2.10, no approval or consent of any person is required in order for the Contracts required to be disclosed on
Schedule 2.10 to continue in full force and effect after the Closing.

              (c) Except as set forth on Schedule 2.10, all purchase commitments for products, materials, supplies, raw materials or other items to which Seller is a party are not in excess of the customary requirements of the Business or, to the knowledge of Seller, are at prices materially in excess of current market prices for similar items.

         SECTION 2.11 INTANGIBLE PROPERTY. Schedule 2.11 sets forth all Intellectual Property Rights, including a copy of all registrations and applications with respect thereto filed with or issued by any Governmental Body and there are no other Intellectual Property Rights that are material to the Business. Assuming receipt of the Seller Required Consents, the Contemplated Transactions will not have an adverse effect on the right, title and interest of Buyer as of the Closing Date in and to the Intellectual Property Rights. Except as set forth on Schedule 2.11, (i) none of the Intellectual Property Rights have been assigned, transferred or licensed to or from any third person, other than licenses of generally available computer software, (ii) Seller has not received any written notice of invalidity, infringement or misappropriation from any third party with respect to any Intellectual Property Rights; (iii) to the knowledge of Seller, Seller has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property or other rights of any third parties; and (iv) to the knowledge of Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property Rights of Seller.

         SECTION 2.12 CLAIMS AND PROCEEDINGS.  Except as set forth on
Schedule 2.12, there are no outstanding Orders of any Governmental Body against or involving Seller, the Assets or the Business. Except as set forth on Schedule 2.12, there are no actions, suits, claims or counterclaims, examinations, audits or legal, administrative, governmental, arbitral or other proceedings or investigations (collectively, "Claims") (whether or not the defense thereof or Liabilities in respect thereof are covered by insurance), pending or, to the knowledge of Seller, threatened on the date hereof, against or involving Seller, the Assets or the Business. Schedule
2.12 also indicates those Claims the defense thereof or Liabilities in respect thereof are covered by insurance. Except as set forth on Schedule 2.12, to the knowledge of Seller, on the date hereof, there is no fact, event or circumstance that is reasonably likely to give rise to any Claim. All notices required to have been given to any insurance company listed as insuring against any Claim have been timely and duly given and, except as set forth on Schedule 2.12, no insurance company has asserted that any Claim is not covered by the applicable policy relating to such Claim. Seller is not a party to any Claim that has created any Lien on the Assets.

         SECTION 2.13 TAXES.

              (a) Except as set forth in Schedule 2.13:

                  (i) Seller has timely filed or, if not yet due, will timely file all Tax Returns required to be filed by it for all taxable periods ending on or before the Closing Date and all such Tax Returns are or, if not yet filed, will be, upon filing, true, correct and complete;

                  (ii) Seller has paid, or if payment is not yet due, will pay to the appropriate Tax Authority, all Taxes of Seller for all taxable periods ending on or before the Closing Date;

                  (iii) the accruals for Taxes currently payable as well as for deferred Taxes shown on the financial statements of Seller as of the Latest Balance Sheet Date or the date of any financial statements delivered prior to the Closing (A) adequately provide for all contingent Tax Liabilities of Seller as of the date thereof, and (B) accurately reflect, as of the date thereof, all unpaid Taxes owing by Seller;

                  (iv) no extension of time has been requested or granted for Seller to file any Tax Return that has not yet been filed or to pay any Tax that has not yet been paid and Seller has not granted a power of attorney that remains outstanding with regard to any Tax matter;

                  (v) Seller has not received notice of a determination by a Tax Authority that Taxes are owed by Seller (such determination to be referred to as a "Tax Deficiency") which is currently outstanding, and, to Seller's knowledge, no Tax Deficiency is proposed or threatened;

                  (vi) all Tax Deficiencies have been paid or finally settled and all amounts determined by settlement to be owed have been paid;

                  (vii) there are no Tax Liens on or pending against Seller or any of the Assets;

                  (viii) there are no presently outstanding waivers or extensions or requests for waiver or extension of the time within which a Tax Deficiency may be asserted or assessed;

                  (ix) no issue has been raised in any Tax Authority examination, investigation, audit, suit, action, claim or proceeding relating to Taxes (a "Tax Audit") which, by application of similar principles to any past, present or future period, would result in a Tax Deficiency for such period;

                  (x) there are no pending or, to Seller's knowledge, threatened Tax Audits of Seller;

                  (xi) there are no transfer or other taxes imposed by any state on Seller or Buyer by virtue of the Contemplated Transactions, other than a 6% sales tax upon the transfer of motor vehicles imposed by the state of Connecticut and which Buyer shall pay;

                  (xii) no claim has been made by any Tax Authority that Seller is subject to Tax in a jurisdiction in which Seller is not then paying Tax of the type asserted; and

                  (xiii) Seller has been, at all times since tax year 1987, an "S corporation", its shareholders having elected that status pursuant to section 1362 of the Code.

              (b) Except as set forth in Schedule 2.13, Seller has collected and remitted to the appropriate Tax Authority all sales and use or similar Taxes required to be collected on or prior to the Closing Date and has been furnished properly completed exemption certificates for all exempt transactions. Seller has maintained and has in its possession all records, supporting documents and exemption certificates required by applicable sales and use Tax statutes and regulations to be retained in connection with the collection and remittance of sales and use Taxes for all periods up to and including the Closing Date. With respect to sales made by Seller prior to the Closing Date for which sales and use Taxes are not yet due as of the Closing Date, all applicable sales and use Taxes payable with respect to such sales will have been collected or billed by Seller and will be included in the Assets of Seller and the Assumed Liabilities as of the Closing Date.

         SECTION 2.14 EMPLOYEE BENEFITS PLANS.

              (a) Except as set forth on Schedule 2.14, neither Seller nor any Affiliate of Seller, nor the Business, nor any portion of the Business (all of the above hereinafter individually and collectively called the "Entity") has at any time since January 1, 1990 adopted or maintained, has any Liability or is a fiduciary with respect to or has any present or future obligation to contribute to or make payment under (i) any employee benefit plan (as defined in Section 3(3) of ERISA), or (ii) any other benefit plan, program, contract or arrangement of any kind whatsoever (whether for the benefit of present, former, retired or future employees, officers, directors, consultants or independent contractors of the Entity, or for the benefit of any other person or persons) including, without limitation, arrangements providing for contributions, benefits or payments in the event of a change of ownership or control in whole or in part of the Entity, or with respect to disability, relocation, child care, educational assistance, deferred compensation, pension, retirement, profit sharing, thrift, savings, stock ownership, stock bonus, restricted stock, health, dental, medical, life, hospitalization, stock purchase, stock option, incentive, bonus, sabbatical leave, vacation, severance or other contribution, benefit or payment of any kind, or (iii) any employment, consulting, service or other contract or agreement of any kind whatsoever (all such employee benefit plans and other benefit plans, programs, contracts or arrangements and such employment, consulting, service or other contracts or agreements whether written or oral, other than any insurance policies covering the acts of the officers and/or directors of Seller acting as such, hereinafter individually and collectively called the "Employee Benefit Plan(s)"). No Employee Benefit Plan is subject to Title IV of ERISA. No Entity has completely or partially withdrawn, within the meaning of Title IV of ERISA, from any "multiemployer plan" within the meaning of Section 3(37) of ERISA. No person is under common control with any Entity, constitutes a member of any Entity's controlled group, constitutes a member of any Entity's affiliated service group and/or is otherwise required to be treated as a single employer with any Entity under Sections 4001(a)(14) and/or (b) of ERISA and/or Sections 414(b), (c), (m) or (o) of the Code.

              (b) In addition, except as set forth in Schedule 2.14 hereof
(i) there have been no "prohibited transactions" within the meaning of
Section 406 of ERISA or Section 4975 of the

Code with respect to any of the Employee Benefit Plans; (ii) no Liability has been or is expected to be incurred by the Entity under Title IV of ERISA;
(iii) any and all amounts which the Entity are required to pay as contributions or otherwise, or with respect to the Employee Benefit Plans have been timely paid; (iv) no Employee Benefit Plan has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, and no Entity has provided, or is required to provide, security to any Employee Benefit Plan which is subject to Title IV of ERISA or otherwise; (v) the current value of all "benefit liabilities" within the meaning of Section 4001(a)(16) of ERISA under each Employee Benefit Plan which is subject to Title IV of ERISA or otherwise, does not exceed the current value of the assets of such Employee Benefit Plan allocable to such benefit liabilities; (vi) each of the Employee Benefit Plans has been established, maintained, operated and administered in accordance with its terms and all applicable Laws; (vii) each of the Employee Benefit Plans which is intended to be "qualified" within the meaning of Sections 401(a) and 501(a) of the Code has been determined by the IRS to be so qualified and, to Seller's knowledge, continues to be so qualified; (viii) there are, to Seller's knowledge, no pending, threatened or anticipated Claims involving any of the Employee Benefit Plans; (ix) the Entity and the Group have not incurred and will not incur any withdrawal liability with respect to a multiemployer plan under Title IV of ERISA; (x) no notice of a "reportable event" within the meaning of Section 4043 of ERISA has been required to be filed with respect to any Employee Benefit Plan; (xi) no Entity is a party to, or participates in, or has any Liability or contingent Liability with respect to any multiemployer plan within the meaning of
Section 3(37) of ERISA; (xii) neither the execution and delivery of this Agreement nor the consummation of the Contemplated Transactions will (either alone or upon the occurrence of additional events or acts) accelerate vesting or any benefits or any payments, increase the amount or value of any benefit or payment under any Employee Benefit Plan or result in the payment of or obligation to pay any "parachute payment" (within the meaning of Section 280G of the Code); and (xiii) no Entity has any obligation or commitment to establish, maintain, operate or administer any Employee Benefit Plan not set forth on Schedule 2.14, or to amend any Employee Benefit Plan so as to increase benefits thereunder or otherwise.

              (c) A true and correct copy of each of the Employee Benefit Plans (and all amendments thereto, whether currently effective or to become effective at a later date) and all Contracts relating thereto, or to the funding thereof (including, without limitation, all trust agreements, insurance Contracts, investment management agreements, subscription and participation agreements, administration and recordkeeping agreements) have been provided to Buyer. Each Employee Benefit Plan sponsored or maintained by Seller and all Contracts and agreements relating thereto or to the funding thereof, can be unilaterally terminated without penalty by Seller on no more than thirty (30) days' notice, and all obligations of Seller with respect to all other Employee Benefit Plans can be unilaterally terminated without penalty to Seller on no more than thirty
(30) days' notice. In the case of any Employee Benefit Plan which is not in written form, an accurate and complete description of such Employee Benefit Plan has been provided to Buyer. With respect to each Employee Benefit Plan, Buyer has been provided with a true and correct copy of (i) the three most recent annual reports (IRS Form 5500 series), Pension Benefit Guaranty Corporation filings and actuarial reports, and (ii) the most recent summary plan description (including summaries of material modification), IRS determination letter and/or ruling, and, in the case of any funded Employee Benefit Plan, a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradable) held with respect thereto, and there have been no material changes in the financial condition in the respective Employee Benefit Plans (or other information provided hereunder) from that stated in each Employee Benefit Plan's most recent of such annual reports, actuarial reports and schedule of assets.

         SECTION 2.15 EMPLOYEE-RELATED MATTERS.

              (a) Schedule 2.15 contains a true and correct list, by category, of all officers, directors, full-time employees, part-time employees, and other employees of Seller, including any Contract relating thereto, the title, position and dates of employment of, the annual rate of base salary and/or base wages and a description of the rate and nature of all other compensation payable or accrued by Seller to, and the amount of vacation, sick days, personal days and other leave accrued by, each such person. Buyer has been provided with true and complete (i) copies of all manuals and handbooks applicable to any current or former director, officer, employee or consultant of Seller, (ii) copies of all standard forms of employee trade secret, non-compete, non-disclosure and invention assignment agreements, together with a list of all agreements that deviate therefrom and a description of such deviation, and (iii) descriptions of all existing severance, accrued vacation or other leave policies or retiree benefits of any such director, officer, employee or consultant. Except as set forth on
Schedule 2.15, the employment or consulting arrangement of all such persons is, subject to applicable laws involving the wrongful termination of employees, terminable at will (without liability for the imposition of damages) by Seller.

              (b) Except as set forth in Schedule 2.15, (i) Seller is not a party to any Contract with any labor organization or other representative of its employees; (ii) there is no unfair labor practice charge or complaint pending or, to the knowledge of Seller, threatened against Seller; (iii) Seller has not experienced any labor strike, slowdown, work stoppage or similar labor controversy within the past five years, and to the knowledge of Seller, no such labor strike, slow down, work stoppage or similar labor controversy is threatened; (iv) no representation question has been raised respecting any of Seller's employees working within the past five years, nor, to the knowledge of Seller, are there any organizing activities or campaigns being conducted to solicit authorization from Seller's employees to be represented by any labor organization and no such activity or campaign is threatened; (v) no Claim before any Governmental Body brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization, other representative of employees or any Governmental Body, is pending or, to the knowledge of Seller, threatened against Seller; (vi) Seller is not a party to, or otherwise bound by, any Order relating to its employees or employment practices; (vii) except with respect to ongoing disputes of a routine nature involving immaterial amounts, Seller has paid in full to all of its employees all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees; and (viii) Seller is in compliance with all applicable Laws affecting employment and employment practices.

              (c) No current employee of Seller is (i) absent on a military leave of absence and eligible for rehire under the terms of the Uniformed Services Employment and Reemployment Rights Act, or (ii) absent on a leave of absence under the Family and Medical Leave Act. Schedule 2.15 contains a true and correct list of (1) each qualified beneficiary (within the meaning of Section 4980B(g)(1) of the Code) of any group health plan (within the meaning of Section 4980B(g)(2) of the Code) which is an Employee Benefit Plan who as of the date hereof, is eligible for continuation of group health plan coverage under any Employee Benefit Plan on account of a qualifying event (within the meaning of Section 4980B(f)(3) of the Code) occurring prior to the Closing Date, (2) with respect to each such qualified beneficiary, the date and nature of such qualifying event and (3) as of the date hereof, each employee of Seller and each dependent of each such employee who is covered by a group health plan (within the meaning of Section 5000(b) of the Code) which is an Employee Benefit Plan.

         SECTION 2.16 INSURANCE. Schedule 2.16 sets forth a list of all insurance policies, fidelity and surety bonds and fiduciary liability policies (the "Insurance Policies") covering the Assets, the Business, operations, employees, officers and directors of Seller and true and complete copies of all such Insurance Policies have been delivered to Buyer. Schedule
2.16 also sets forth (a) with respect to each Insurance Policy the applicable deductible amounts and any material limitations on coverage, (b) any letter of credit relating to any such Insurance Policy and all inspections and reports delivered to Seller by any insurer with respect to such Insurance Policies, copies of which have been delivered to Buyer and (c) a true and complete list of Claims made in respect of each Insurance Policy during the three years prior to the date hereof. True and correct copies of all loss runs with respect to such period have been delivered to Buyer. There is no Claim by Seller pending under any of such Insurance Policies, as to which coverage has been questioned, denied or disputed by the underwriters of such Insurance Policies or any requirement by any insurer to perform work which has not been satisfied. All premiums payable on or before the Closing Date under all Insurance Policies have been paid and Seller is otherwise in compliance in all respects with the terms and conditions of all such Insurance Policies. All Insurance Policies are in full force and effect. The insurance in effect with respect to any Real Property is in an amount of the full replacement value of such Real Property, including the Improvements thereon. Seller does not know of any threatened termination of, premium increase with respect to, or uncompleted requirements under any Insurance Policy. No premiums are or will be payable under Insurance Policies after the Closing in respect of insurance provided for periods prior to the Closing Date. Claims under all such Insurance Policies are payable on an "occurrence basis", except as set forth on Schedule 2.16.

         SECTION 2.17 COMPLIANCE WITH LAWS. Seller is not in violation of any order, judgment, injunction, award, citation, decree, consent decree or writ (collectively, "Orders"), or, to Seller's knowledge, any law, statute, code, ordinance, rule, regulation or other requirement, including any Environmental Laws (collectively, "Laws"), of any government, municipality or political subdivision thereof, whether federal, state, local or foreign, or any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, or any court, arbitrator, administrative tribunal or public utility (collectively,

"Governmental Bodies") affecting its assets or the Business where the same may have a material adverse effect on the Assets or the Business.

         SECTION 2.18 PERMITS. Seller has obtained all Permits, and has made all required registrations and filings with, any Governmental Body that are, to Seller's knowledge, necessary to the ownership of the Assets, the use and occupancy of the Real Property, and the conduct of the Business where the failure to do the same would have a material adverse effect on the Assets or the Business. All Permits required to be obtained or maintained by the Company are listed on Schedule 2.18 and are in full force and effect; no violations are or have been recorded, nor have any notices or violations thereof been received, in respect of any Permit; and no proceeding is pending or, to the knowledge of Seller, threatened to revoke or limit any Permit; and the consummation of the Contemplated Transactions will not (or with the giving of notice or the passage of time or both will not) cause any Permit which is transferable to Buyer to be revoked or limited.

         SECTION 2.19 ENVIRONMENTAL MATTERS.  Except as referenced in
Schedule 2.19 or as described in the Phase 1 environmental site assessment report dated November 27, 1998 prepared by EMG for the benefit of Buyer, (a) there has been, directly or indirectly, no use, manufacture, generation, refining, storage, transport, disposal or treatment of Hazardous Substances by Seller (or, to the knowledge of Seller, any predecessor in interest of Seller), or any Release at, on or under any Real Property by Seller or, to the knowledge of Seller, by any other person, in violation of any Environmental Law or which would require remedial action under any Environmental Law; Seller has not contaminated the soil, ground water or surface water; to the knowledge of Seller, none of the soil, ground water or surface water of such Real Property is or has been contaminated by any Release.

              (a) No portion of the Real Property has ever been used as a petroleum storage, refining, storage or distribution facility or terminal, a gasoline service station or automobile repair shop by Seller or any tenant or licensee of Seller thereat or, to the knowledge of Seller, by any former owner, lessee or operator;

              (b) As to the ownership or operation of the Assets or the Business, Seller has not created, suffered or permitted, and has not received any written notice of (i) any alleged violation with respect to any Environmental Law; or (ii) any prior, pending or threatened Regulatory Action or other Claim involving any such party or any present or former owner, lessee or operator of the Real Property;

              (c) (i)there are no incinerators, underground or aboveground tanks or cesspools, pipes or pipelines for the storage or transportation of Hazardous Materials, including without limitation, heating oil, fuel oil, gasoline and/or other petroleum products, whether such tanks, pipelines or pipes are in operation, closed or abandoned (the "Tanks") located, or to the knowledge of Seller, which have been located, on, at or under the Real Property, (ii) there is no legal requirement that any sewage being discharged from the Real Property be discharged, (and all such sewage is not presently being discharged) into a municipal, quasi-municipal or private sanitary sewer system, (iii) all sewage presently being discharged from the Real Property is being discharged into a legally complying septic system, which is located in its entirety on the Real
Property and is in good working order, and (iv) there has been no Release by Seller, or to Seller's knowledge by any other party, into the atmosphere, any adjoining or adjacent body of water, or adjoining or adjacent property in violation of Environmental Law. Seller is not in possession of any environmental reports or other written materials regarding the environmental matters set forth in this Section 2.19.

              (d) To the knowledge of Seller, the Real Property and all Improvements are presently, and have been at all times in the past, in material compliance with all applicable Environmental Laws. All Permits required by any Environmental Laws in connection with Seller, the Real Property and the Business have been obtained, are in full force and effect and have not been violated; and

              (e) To Seller's knowledge, no Environmental Law requires any environmental testing, cleanup, removal or work, repairs, construction or expenditures with respect to any part of the Real Property or activities conducted at the Real Property and Seller has not received any notice of any such requirement.

         SECTION 2.20 FINDERS; FEES. Other than Duff & Phelps Securities, LLC, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller who might be entitled to any fee or commission from Seller in connection with the consummation of the Contemplated Transactions. Seller shall indemnify and hold Buyer harmless, in accordance with Article VI, from all amounts owing to Duff & Phelps Securities, LLC.

         SECTION 2.21 RESTRICTIONS ON BUSINESS ACTIVITIES. Other than this Agreement and the Transaction Documents, there is no Law, Order or Contract binding upon Seller which has had or could reasonably be expected to have the effect of prohibiting or adversely affecting (i) competition by Seller, (ii) any business practice of Seller, (iii) any acquisition of property by Seller, or (iv) the Condition of the Business.

         SECTION 2.22 SUPPLIERS AND CUSTOMERS. Seller has provided Buyer with lists for the fiscal year ended August 31, 1998, of the twenty-five largest suppliers and customers (by dollar amount) of Seller. There has not occurred any material adverse change in the relationship of Seller with any of such suppliers and customers since August 31, 1998 and, except as and to the extent set forth on Schedule 2.22, to Seller's knowledge, there are no facts or circumstances (including, without limitation, the Contemplated Transactions) that could reasonably be expected to have a material adverse effect on Seller's relationship with any of its suppliers and customers. Since August 31, 1998, (i) no such supplier or customer has cancelled or terminated, or threatened to cancel, or otherwise terminate, its relationship with Seller or (ii) no such supplier or customer has threatened to decrease or limit materially its relationship with Seller.

         SECTION 2.23 YEAR 2000 COMPLIANCE. At Buyer's request, Seller has engaged three consultants to determine the cost of making Seller's mainframe information systems, PC/LAN systems, software, facilities, machinery and equipment (collectively, the "Computer Related Systems") Year 2000 Compliant. Appended to Schedule 2.23 are estimates of such cost from the consultants. Except as set forth in the preceding two sentences, Seller has taken no steps toward making any Computer Related Systems of Seller or any third party (including without limitation any of Seller's customers, suppliers or vendors) Year 2000 Compliant. For purposes of this Agreement, "Year 2000 Compliant" means the Computer Related Systems (a) will process all dates in and after the Year 2000 in a correct and consistent manner in all applicable operations including, but not limited to input, output, comparisons (branching) and arithmetic operations (such as the difference between two dates), (b) uses fields providing at least four decimal digits for the year portion of all stored dates, (c) calculates and handles leap year dates correctly, and (d) will otherwise generally manipulate data and generate output and reports in a fault free manner during and after the Year 2000.

         SECTION 2.24 PRODUCT WARRANTIES, PRODUCT RETURN POLICIES AND SERVICE WARRANTIES. Except as listed on Schedule 2.24, Seller does not utilize any product warranties, guarantees, product return policies, service warranties or service policies. Schedule 2.24 also sets forth all pending Claims and, to the knowledge of Seller, threatened Claims, seeking return, replacement and/or repair of products pursuant to warranties extended by Seller prior to Closing.

         SECTION 2.25 DEPOSITARIES. Schedule 2.25 sets forth the name of each bank, financial institution or similar entity in which Seller maintains an account, lock box or safe deposit box for the purpose of account receivable collection (the "Depositaries"), together with the names of all authorized signatories on each of the Depositaries.

         SECTION 2.26 PRODUCT LIABILITY. There are no pending Claims and, to the knowledge of Seller, no threatened Claims nor are there any facts or circumstances known to Seller that could reasonably be expected to result in a Claim, against Seller for injury to any person or property of employees or any third parties suffered as a result of the ownership, possession or use of any product manufactured, fabricated, assembled, sold, leased or distributed by Seller, including Claims arising out of the defective or unsafe nature of Seller's products, which could, individually or in the aggregate, have a material adverse effect on the Condition of the Business. There have been no Claims with respect to the manufacture, fabrication, assembly, sale, lease or distribution by Seller of any toy helicopters in the last five years.

         SECTION 2.27 DISCLOSURE. Neither this Agreement, the Schedules hereto, nor any audited or unaudited financial statements furnished to Buyer by or on behalf of Seller pursuant to this Agreement or the Transaction Documents contains any untrue statement of a material fact with respect to Seller or omits to state a material fact necessary in order to make the statements contained herein or therein with respect to Seller not misleading.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                               OF BUYER AND PARENT

          Buyer and Parent, jointly and severally, represent and warrant to Seller that:

         SECTION 3.1 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Buyer and Parent has full power, capacity and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to consummate the Contemplated Transactions. The execution, delivery and performance of each Transaction Document and the consummation of the Contemplated Transactions to which each of Buyer and/or Parent is a party have been duly and validly authorized and approved by the board of directors thereof and no other corporate proceedings on the part of Buyer and/or Parent are necessary or required to authorize the execution, delivery and performance by each of Buyer and/or Parent of each Transaction Document or the consummation of the Contemplated Transactions to which it is a party. This Agreement and the other Transaction Documents to which Buyer and/or Parent is a party have been, duly and validly executed and delivered by Buyer and/or Parent, and (assuming the valid execution and delivery thereof by the other parties thereto) constitutes the legal, valid and binding agreements of Buyer and/or Parent, enforceable against Buyer and/or Parent in accordance with their respective terms, except as such obligations and their enforceability may be limited by applicable bankruptcy and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity).

         SECTION 3.2 NO CONFLICTS; CONSENTS. The execution, delivery and performance by each of Buyer and/or Parent of this Agreement and each other Transaction Document to which it is a party and the consummation of the Contemplated Transactions to which it is a party do not and will not (i) violate any provision of the certificate of incorporation or by-laws of Buyer and/or Parent; (ii) require Buyer and/or Parent to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice to, any Governmental Body or any other person, except as set forth in
Schedule 3.2 ("Buyer Required Consents"); (iii) if Buyer Required Consents are obtained prior to the Closing, violate, conflict with or result in the breach or default under (with or without the giving of notice or the passage of time or both); or permit the suspension or termination of, any material Contract to which Buyer or Parent is a party or by which either Buyer or Parent or their respective assets may be bound or subject; or (iv) if Buyer Required Consents are obtained prior to the Closing, violate any Law or Order of any Governmental Body against, or binding upon, Buyer or Parent or upon their respective assets or businesses.

         SECTION 3.3 CORPORATE EXISTENCE AND POWER. Each of Buyer and/or Parent is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has all requisite corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         SECTION 3.4 FINDERS; FEES. Other than Aiken Bay Company LLC, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer or Parent who might be entitled to any fee or commission from Buyer or Parent in connection with the consummation of the Contemplated Transactions. Buyer and Parent shall indemnify and hold Seller harmless, in accordance with Article VI, from all amounts owing to Aiken Bay Company LLC.

         SECTION 3.5 SECURITIES MATTERS. As of the Closing Date, Parent has made in a timely manner all filings (the "Filings") with the Securities and Exchange Commission (the "Commission") which it is required to make under the Securities Act of 1933, as amended, and/or under the Securities Exchange Act 1934, as amended (collectively, the "Acts") during the eighteen month period preceding the Closing Date. Buyer has provided Seller with copies of all of the Filings, and with Parent's internally prepared financial statements (including balance sheet, income statement, statement of cash flows and statement of changes in stockholders' equity) for the month ended October 31, 1998 ("Parent's Internal Statements"). At the time filed, each Filing complied as to form in all material respects with the applicable requirements of the Acts and the rules and regulations of the Commission thereunder and, at the time made, no Filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein no misleading. Parent's Internal Statements have been prepared in accordance with GAAP, consistently applied (except for the absence of footnotes and the need for normal, recurring year end adjustments, which are consistent with past practice and which, in the aggregate, would not be material), and present fairly and accurately the financial position of Parent as of their date, and Parent's earnings, changes in stockholders' equity and cash flows for the period then ended. Except as set forth in Schedule 3.5, the Filings and Parent's Internal Statements do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

         SECTION 3.6 ABILITY TO PERFORM. Buyer and Parent are each solvent and possess adequate financing to perform all of Buyer's obligations under this Agreement and the Transaction Documents to which they are respectively a party. There is no fact, matter or state of facts that exists as of the Closing Date (or that would so exist but for the giving of notice and/or the passage of time) that would in any way hinder Buyer's and/or Parent's ability to perform any and/or all of their respective obligations under this Agreement and the Transaction Documents to which they are respectively a party.

         SECTION 3.7 DISCLOSURE. Neither this Agreement, the Schedules hereto, nor any of the Filings or Parent's Internal Statements or any of the Transaction Documents contains any untrue statement of a material fact with respect to Buyer or Parent or omits to state a material fact necessary in order to make the statements contained herein or therein with respect to Buyer or Parent not misleading.

                                   ARTICLE IV
                            COVENANTS AND AGREEMENTS

         SECTION 4.1 PUBLIC ANNOUNCEMENTS. Seller and Buyer will consult with each other before issuing any press release or otherwise making any public statement with respect to the Contemplated Transactions, and no party hereto will issue any such press release or make any such public statement without the prior approval of Buyer or Seller, as the case may be, except as may be required by applicable Law in which event the other party shall have the right to review and comment upon (but not approve) any such press release or public statement prior to its issuance.

         SECTION 4.2 CONFIDENTIALITY.   Each party hereto shall hold in
strict confidence, and shall use its best efforts to cause all of its directors, officers, Affiliates, employees, attorneys, accountants, representatives, lenders, consultants and other agents (collectively, "Representatives") to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or by other requirements of Law, all information concerning any other party which it has obtained from such party prior to, on, or after the date hereof in connection with the Contemplated Transactions, and each party shall not use or disclose to others, or permit the use of or disclosure of, any such information so obtained, and will not release or disclose such information to any other person, except its Representatives who need to know such information in connection with this Agreement and who shall be advised of the provisions of this Section 4.2. The foregoing provision shall not apply to any such information to the extent (i) known by any party prior to the date such information was provided to such party in connection with the Contemplated Transactions as shown by such party's written records, (ii) made known to any party from a third party not in breach of any confidentiality requirement or (iii) made public through no fault of such party or any of its Representatives.

         SECTION 4.3 EXPENSES.   Except as otherwise specifically provided in
this Agreement, Buyer and Seller shall bear their respective expenses, in each case, incurred in connection with the preparation, execution and performance of the Transaction Documents and the Contemplated Transactions, including, without limitation, all fees and expenses of their respective Representatives.

         SECTION 4.4 EMPLOYEE MATTERS.

              (a) Immediately following the Closing, Buyer shall make offers of employment to all of Seller's employees. Such offer shall be for employment with base salaries and/or base wages at a rate equal to those paid to them as employees of Seller as of the Closing Date, as set forth on
Schedule 2.15, provided that the terms of employment for Andrea and Mark Skwarek, Debbie

Pereira and James Christianson shall be governed by the Employment Agreements contemplated by Section 5.2(c)(vii) below. Such employees as shall become employees of Buyer shall participate in Buyer's employee benefit plans and policies in accordance with the terms of such plans. For these purposes, the employees shall be credited under and subject to the terms of Buyer's policies with all vacation, sick and personal time accrued by them with Seller, to the extent the same is taken into account for purposes of the adjustment to the Purchase Price contemplated by Section 1.5 above. Seller shall concurrently with the Closing terminate the employment of all of its employees in accordance with the requirements of all applicable Laws. Employees of Seller who become employees of Buyer shall be permitted to roll over distributions from Seller's 401(k) plan to Buyer's 401(k) in accordance with the terms and conditions of Buyer's 401(k) plan, and policies promulgated thereunder, and all applicable Laws.

              (b) Following the Closing, Seller shall transfer to Buyer all of Seller's records relating to the employment of each of Seller's employees who executes a disclosure authorization in substantially the form set forth on
Exhibit 4.4(b) hereto (hereinafter, an "Authorization"). Such transfer of records relating to any employee of Seller shall be made as soon as possible following Seller's receipt of such employee's Authorization.

         SECTION 4.5 ACCESS. After the Closing and from time to time, each party hereto shall permit the other parties and their Representatives to have access during regular business hours and upon reasonable notice, to inspect and copy agreements, records, books and other documents that are included in or relate to the Assets or the Business and identified with reasonable particularity, wherever located, for the purposes of (i) preparing Tax Returns and financial statements and responding to Tax audits, and (ii) prosecuting or defending any Claim, which arises out of or relates to the Business or the Assets. Each party shall cooperate fully with the other party in connection with the foregoing. If, after the Closing, any party determines to destroy any agreements, records, books or documents referred to above, it will give to the other party at least two months' prior written notice thereof, and such other party shall have the right during such two-month period upon reasonable notice and during regular business hours to take possession of any such agreements, records, books or documents.

         SECTION 4.6 CHANGE OF NAME.   At the Closing, Seller shall prepare
and file with its jurisdiction of incorporation, an amendment to its Certificate of Incorporation which shall change the name of such company to a dissimilar name.

         SECTION 4.7 YEAR 2000 COMPLIANCE.

  Through negotiation the parties have reduced the Purchase Price to reflect the fact that Seller's Computer Related Systems are not Year 2000 Compliant. Seller shall have no further obligation to Buyer on account of Seller's and/or any other party's failure to have Computer Related Systems (including without limitation those contained among the Assets) which are Year 2000 Compliant, provided that this Section 4.7 shall not limit any liability that Seller may have on account of any misrepresentation set forth in Section 2.23.

         SECTION 4.8 PRODUCT LIABILITY INSURANCE.   Buyer shall obtain and
maintain in effect a tail insurance policy insuring against product liability on account of goods sold by Seller prior to the Closing Date, in the amount of $5,000,000, which policy (the "Tail") shall (i) be effective on the Closing Date; (ii) remain in effect for a period of five years after the Closing Date; and (iii) show Seller as named insured. Seller shall share the expense of the Tail in an amount not to exceed $15,000 and Buyer shall bear the balance of such costs and expense.

         SECTION 4.9 OBTAINING CONSENTS TO ASSIGNMENTS.   Seller shall use
its best efforts to obtain all Seller Required Consents as shall be necessary to convey and assign to and vest in Buyer all of its right, title and interest in and to the Assets, including, without limitation, any Claim, right or benefit arising thereunder or resulting therefrom, as soon as practicable. To the extent that rights under any Contract, Permit or other Asset to be assigned to Buyer hereunder may not be assigned without the consent of another person, and such consent has not been obtained on the Closing Date, neither this Agreement nor any document executed by the parties hereto in connection with the Contemplated Transactions shall constitute an agreement to assign the same if any attempted assignment would constitute a breach thereof or would be unlawful, and Seller shall use its best efforts to obtain any such Seller Required Consents as promptly as possible after the Closing Date to the extent requested in writing by Buyer. If such Seller Required Consents shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer's rights under the instrument in question so that Buyer would not in effect acquire the benefit of all such rights, Seller, to the maximum extent permitted by Law and the instrument, shall act as Buyer's agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by Law and the instrument, with Buyer in any other reasonable arrangement designed to provide such benefits to Buyer at no additional cost to Seller for a period not to exceed twelve (12) months after the Closing Date, and Buyer shall discharge Seller's obligations thereunder. With respect to any supply Contract or arrangement pursuant to which Seller currently obtains parts, supplies or other materials for use in the Business that, in spite of Seller's best efforts, is not assigned to Buyer on the Closing Date, Seller shall allow Buyer to purchase such parts, supplies or other materials subject to such Contract or arrangement (a) from Seller at Seller's cost; or

          (b) through Seller, for the Business, until twelve (12) months after the Closing; and Seller will resell to Buyer and Buyer will buy from Seller all such materials and supplies at the price paid for same by Seller.

                                    ARTICLE V
                               CLOSING DELIVERIES

         SECTION 5.1 CLOSING.   The Closing is occurring concurrently with
the execution of this Agreement.

         SECTION 5.2 BUYER DELIVERIES.   As part of the Closing, Buyer is
delivering the following items:

              (a) Purchase Price. Buyer is delivering to Seller the Cash Portion by wire transfer of immediately available funds and the Buyer Note.

              (b) Buyer Required Consents. All Buyer Required Consents have been obtained and copies thereof are being delivered to Seller.

              (c) Documentation.  Buyer is delivering to Seller the following:

                  (i) A certificate, dated the Closing Date, of the Secretary or Assistant Secretary of Buyer certifying, among other things, that attached or appended to such certificate (A) is a true and correct copy of its Certificate of Incorporation and all amendments thereto, if any, as of the date thereof; (B) is a true and correct copy of its by-laws as of the date thereof; (C) is a true copy of all resolutions of its board of directors authorizing the execution, delivery and performance of this Agreement, and each other Transaction Document to be delivered by Buyer pursuant hereto; and
(D) are the names and signatures of its duly elected or appointed officers who are authorized to execute and deliver the Transaction Documents and any certificate, document or other instrument in connection herewith.

                  (ii) A certificate, dated the Closing Date, of the Secretary or Assistant Secretary of Parent certifying, among other things, that attached or appended to such certificate (A) is a true and correct copy of its Certificate of Incorporation and all amendments thereto, if any, as of the date thereof; (B) is a true and correct copy of its by-laws as of the date thereof; (C) is a true copy of all resolutions of its board of directors authorizing the execution, delivery and performance of this Agreement, and each other Transaction Document to be delivered by Parent pursuant hereto; and (D) are the names and signatures of its duly elected or appointed officers who are authorized to execute and deliver the Transaction Documents and any certificate, document or other instrument in connection herewith.

                  (iii) Evidence of the good standing and corporate existence of Buyer and Parent issued by the Secretary of State of the State of Delaware.

                  (iv) A signed opinion of Buyer's and Parent's counsel, Baer Marks & Upham LLP, dated the Closing Date and addressed to Seller and Shareholders, substantially in the form annexed as Exhibit 5.2A hereto.

                  (v) A lease with the Shareholders with respect to the real property currently used in the Business substantially in the form of
Exhibit 5.2B (the "Lease").

                  (vi) An executed copy of an assumption agreement substantially in the form annexed as Exhibit 5.2C (the "Assumption Agreement").

                  (vii) Buyer shall have delivered to Andrea D. Skwarek and Mark L. Skwarek, Debbie Pereira and James Christianson executed copies of employment agreements, substantially in the form annexed hereto as Exhibits 5.2D and 5.2E (the "Employment Agreements"). The Employment Agreements shall include a mutually satisfactory covenant not to compete.

                  (viii) An escrow agreement substantially in form annexed hereto as Exhibit 5.2F (the "Escrow Agreement"), executed by Buyer and the escrow agent thereunder.

         SECTION 5.3 SELLER DELIVERIES.   As part of the Closing, Seller is
delivering the following items:

              (a) Seller Required Consents. All Seller Required Consents have been obtained, except as set forth on Schedule 5.3, and copies thereof are being delivered to Buyer.

              (b) Depositaries. Such authorized persons as have been designated by Buyer, with respect to all Depositaries set forth on Schedule 2.25, shall be added or removed by Seller as authorized signatories or new Depositaries will be opened by Seller as directed by Buyer.

              (c) Documentation. There shall have been delivered to Buyer the following:

                  (i) A certificate, dated the Closing Date, of the Secretary or Assistant Secretary of Seller certifying, among other things, that attached or appended to such certificate (A) is a true and correct copy of its Certificate of Incorporation and all amendments thereto, if any, as of the date thereof certified by the Secretary of State of its state of incorporation; (B) is a true and correct copy of its by-laws as of the date thereof; (C) is a true and correct copy of all corporate actions taken by it, including resolutions of its board of directors and shareholders authorizing the execution, delivery and performance of this Agreement, and each other Transaction Document to be delivered by Seller pursuant hereto; and (D) are the names and signatures of its duly elected or appointed officers who are authorized to execute and deliver such Transaction Documents and any certificate, document or other instrument in connection herewith.

                  (ii) Evidence of the good standing and corporate existence of Seller issued by the Secretary of State of its state of incorporation and evidence that Seller is qualified to transact business as a foreign corporation and is in good standing in each state of the United States and in each other jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary.

                  (iii) A signed opinion of Seller's counsel, Reid and Riege, P.C., dated the Closing Date, addressed to Buyer, substantially in the form annexed as Exhibit 5.3A hereto.

                  (iv)    The Lease, executed by the Shareholders, as Landlord.

                  (v)     Possession and control of the Assets.

                  (vi) An executed copy of a Bill of Sale and Assignment substantially in a form annexed hereto as Exhibit 5.3B.

                  (vii)   An executed copy of the Assumption Agreement.

                  (viii)  Executed copies of the Employment Agreements.

                  (ix) A copy of the Guarantee executed by each of the Shareholders.

                  (x)     The Escrow Agreement executed by Seller.

                  (xi) An executed copy of an Assignment of Trademarks substantially in the form annexed hereto as Exhibit 5.3C.

                                   ARTICLE VI
                                 INDEMNIFICATION

         SECTION 6.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

              (a) Notwithstanding any right of Buyer fully to investigate the affairs of Seller and notwithstanding any knowledge of facts determined or determinable by Buyer pursuant to such investigation or right of investigation, Buyer has the right to rely fully upon the representations, warranties, covenants and agreements of Seller contained in this Agreement, or listed or disclosed on any Schedule hereto or in any instrument delivered in connection with or pursuant to any of the foregoing. All of Seller's representations, warranties, covenants and agreements in this Agreement shall survive the execution and delivery of this Agreement and the Closing hereunder. Notwithstanding the foregoing, all representations and warranties of Seller contained in this Agreement, on any Schedule hereto or in any instrument delivered in connection with or pursuant to this Agreement (other than the representations and warranties as to title in Section 2.9 and the representations and warranties in Sections 2.13, 2.14, 2.15 and 2.19, which shall terminate and expire upon expiration of the applicable statute of limitations) shall terminate and expire twenty-four months after the Closing Date; provided, however, that the liability of Seller shall not terminate as to any specific claim or claims of the type referred to in Section 6.2 hereof, whether or not fixed as to Liability or liquidated as to amount, with respect to which Seller has been given specific notice by Buyer on or prior to the date on which such Liabilities would otherwise terminate pursuant to the terms of this Section 6.1(a) or which arise or result from or are related to a Claim for fraud and provided, further, that the termination of any representation and warranty shall not affect the ability of Buyer to seek indemnification under Sections 6.2(a)(iii) below.

              (b) Notwithstanding any right of Seller fully to investigate the affairs of Buyer and Parent and notwithstanding any knowledge of facts determined or determinable by Seller pursuant to such investigation or right of investigation, Seller has the right to rely fully upon the representations, warranties, covenants and agreements of Buyer and Parent contained in this Agreement, or listed or disclosed on any Schedule hereto or in any instrument delivered in connection with or pursuant to any of the foregoing. All representations and warranties of Buyer and Parent shall terminate and expire twenty-four months after the Closing Date, provided that Buyer's and Parent's representations and warranties in Section 3.5 shall terminate and expire upon the expiration of the applicable statute of limitations, and provided, further, that the liability of Buyer shall not terminate as to any specific claim or claims of the type referred to in
Section 6.3 hereof, whether or not fixed as to Liability or liquidated as to amount, with respect to which Buyer has been given specific notice on or prior to the date on which such Liability would otherwise terminate pursuant to the terms of this Section 6.1(b) or which arise or result from or are related to a Claim for fraud, and provided further that the termination of any representation or warranty shall not affect the ability of Seller to seek indemnification under Sections 6.3(ii) or (iii) below.

         SECTION 6.2 OBLIGATION OF SELLER TO INDEMNIFY. Seller agrees to indemnify, defend and hold harmless Buyer (and its directors, officers, employees, Affiliates, successors and assigns) from and against all Claims, Liabilities, Regulatory Actions, damages (other than incidental or consequential damages), deficiencies, judgments, settlements, costs of investigation or other expenses (including Taxes, interest, penalties and reasonable attorneys' fees and reasonable fees of other experts and disbursements and expenses incurred in enforcing this indemnification) (collectively, the "Losses") suffered or incurred by Buyer or any of the foregoing persons in any action or proceeding between Buyer (or any other indemnified person) or Seller, or between Buyer (or any other indemnified person) and any third party or otherwise, arising out of (i) any breach of the representations and warranties of Seller contained in this Agreement or in the Schedules or any other Transaction Document, (ii) any breach of the covenants and agreements of Seller contained in this Agreement or in the Schedules or any other Transaction Document or (iii) any Retained Liabilities.

         SECTION 6.3 OBLIGATION OF BUYER AND PARENT TO INDEMNIFY. Buyer and Parent, jointly and severally, agree to indemnify, defend and hold harmless Seller (and any director, officer, employee, Affiliate or successors and assigns of Seller) from and against any Losses suffered or incurred by Seller or any of the foregoing persons arising out of (i) any breach of the representations and warranties of Buyer or Parent or of the covenants and agreements of Buyer or Parent contained in this Agreement or in the Schedules or any other Transaction Document, (ii) the Assumed Liabilities or (iii) the operations of the Business following the Closing.

         SECTION 6.4 NOTICE AND OPPORTUNITY TO DEFEND THIRD PARTY CLAIMS.

              (a) Promptly after receipt by any party hereto (the "Indemnitee") of notice of any demand, claim or circumstance or Tax Audit which would or might give rise to a claim by, or the commencement (or threatened commencement) of any action, proceeding or investigation that may result in a Loss (an "Asserted Liability"), the Indemnitee shall give prompt notice thereof (the "Claims Notice") to the party or parties obligated to provide indemnification pursuant to Sections 6.2 or 6.3 (collectively, the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary, and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

              (b) The Indemnifying Party may elect to defend, at its own expense and with its own counsel, any Asserted Liability unless (i) the Asserted Liability seeks an Order, injunction or other equitable or declaratory relief against the Indemnitee or (ii) the Indemnitee shall have reasonably concluded that (x) there is a conflict of interest between the Indemnitee and the Indemnifying Party in the conduct of such defense or (y) the Indemnitee shall have one or more defenses not available to the Indemnifying Party. If the Indemnifying Party elects to defend such Asserted Liability (which election may include a reservation of rights), it shall within ten days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the defense of such Asserted Liability. If the Indemnifying Party elects not to defend the Asserted Liability, is not permitted to defend the Asserted Liability by reason of the first sentence of this Section 6.4(b), fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement with respect to such Asserted Liability, the Indemnitee may pay, compromise or defend such Asserted Liability at the sole cost and expense of the Indemnifying Party. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the reasonable written objection of the other; provided that the Indemnitee may settle or compromise any claim as to which the Indemnifying Party has failed to notify the Indemnitee of its election under this Section 6.4(b) or as to which the Indemnifying Party is contesting its indemnification obligations hereunder. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of any Asserted Liability. If the Indemnifying Party chooses to defend any Asserted Liability, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense. Any Losses of any Indemnitee for which an Indemnifying Party is liable for indemnification hereunder shall be paid upon written demand therefor.

         SECTION 6.5 LIMITS ON INDEMNIFICATION.

              (a) No Indemnifying Party shall be responsible to indemnify any Indemnitee under this Agreement unless the Indemnitee shall have provided the Indemnifying Party with the appropriate notice of the indemnification Claim within the appropriate period of survival specified in Section 6.1 above.

              (b) Anything in this Agreement to the contrary notwithstanding, the amount of Losses for which Seller shall be liable to indemnify any Indemnitee shall be net of any realized income tax benefit to the Indemnitee resulting from such Losses.

              (c) Anything in this Agreement to the contrary notwithstanding, any Losses owing from an Indemnifying Party to an Indemnitee under this Agreement shall be reduced to the extent to which the Indemnitee actually receives any proceeds of any insurance policy that are paid with respect to the matter or occurrence that gave rise to the indemnification Claim. Each party covenants and agrees that all insurance policies maintained by it shall contain waiver of subrogation provisions with respect to the other party to this Agreement. Without limiting the foregoing, no Indemnitee shall be entitled to indemnification from Seller with respect to Losses attributable to a matter that would be covered by the Tail if a Claim were properly made under the Tail to the insurer providing the Tail, unless all Claims which may be made under the Tail have first been properly made.

              (d) Seller shall have no obligation to indemnify Indemnitee: (i) unless and until the aggregate amount of Losses for which all Indemnitees are seeking indemnification from Seller exceeds $50,000, in which event Indemnity shall be entitled to be indemnified for all such Losses, or (ii) to the extent that the aggregate amount of all Losses for which all Indemnitees are seeking or have received indemnification from Seller exceeds the amount of the Purchase Price actually paid to Seller under this Agreement, including, without limitation, payments of the principal amount of the Buyer Note.

              (e) Notwithstanding any other provision of this Agreement, and in addition to any other rights and remedies available to Buyer, Seller and the Shareholders, jointly and severally, acknowledge and agree that Buyer shall have the right of set-off and reduction ("Set-Off") against the Buyer Note and against any other amounts owed to either Seller or each Shareholder by Buyer or any of its Affiliates in respect of all Losses with respect to which Buyer is entitled to indemnification under this Article VI. If Buyer elects to exercise its right of Set-Off pursuant to the provisions of the immediately preceding sentence, Buyer shall give written notice thereof to Seller and Escrow Agent (as such term is defined in the Escrow Agreement) specifying the nature and amount of such Claim, the obligation(s) owing to Seller and/or the Shareholders against which the Set-Off is being exercised and that Buyer has exercised its right of Set-Off and, concurrently with the giving of such notice, Buyer shall deposit with the Escrow Agent a sum equal to the amount of the Set-Off.

         SECTION 6.6 EXCLUSIVE REMEDY. Except for any Claims for fraud (for which the indemnification provisions of this Article VI shall not constitute the sole and exclusive remedy of any party hereto in respect of this Agreement and the Contemplated Transactions, each party hereto being entitled to seek any other remedy to which such party is entitled, whether at law or in equity), the parties agree that the indemnification provisions of this
Article VI shall constitute the sole and exclusive remedy of any party hereto in respect of this Agreement and the Contemplated Transactions.

                                   ARTICLE VII
                              INTENTIONALLY OMITTED

                                  ARTICLE VIII
                                  MISCELLANEOUS

         SECTION 8.1 NOTICES.

              (a) Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally by hand or by recognized overnight courier, telecopied or mailed (by registered or certified mail, postage prepaid return receipt requested) as follows:

                  (i)     If to Buyer or Parent, one copy to:

                          Go Fly A Kite Acquisition Corp.
                          125 East Bethpage Road
                          Plainview, New York  11803
                          Telecopier:  (516) 391-9161
                          Attn: Sanford B. Frank, Esq.

                          with a copy to:

                          Baer Marks & Upham LLP
                          805 Third Avenue
                          New York, New York  10022
                          Telecopier:  (212) 702-5810
                          Attn:  Joel M. Handel, Esq.

                  (ii)    If to Seller or either Shareholder, one copy to:

                          Go Fly A Kite, Inc.
                          c/o Andrea D. Skwarek and Mark L. Skwarek
                          94 Mt. Parnassus Road
                          East Haddam, Connecticut 06423
                          with a copy to:

                          Reid and Riege, P.C.
                          One State Street
                          Hartford, Connecticut  06103
                          Telecopier:  (860) 240-1002
                          Attn:  Andrew Howat, Esq.

              (b) Each such notice or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in Section 8.1(a) (with confirmation of transmission and with a follow-up copy sent by registered or certified mail, return receipt requested) or (ii) if given by any other means, when delivered at the address specified in
Section 8.1(a). Any party by notice given in accordance with this Section 8.1 to the other party may designate another address (or telecopier number) or person for receipt of notices hereunder. Notices by a party may be given by counsel to such party.

         SECTION 8.2 ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits hereto) and the Transaction Documents contain the entire agreement among the parties with respect to the subject matter hereof and related transactions and supersede all prior agreements, written or oral, with respect thereto.

         SECTION 8.3 WAIVERS AND AMENDMENTS. This Agreement may be amended, superseded, cancelled, renewed or extended only by a written instrument signed by Seller and Buyer. The provisions hereof may be waived in writing by Seller or Buyer, as the case may be. Any such waiver shall be effective only to the extent specifically set forth in such writing. No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

         SECTION 8.4 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflict of laws rules thereof.

         SECTION 8.5 CONSENT TO JURISDICTION. Each of the parties hereto irrevocably and voluntarily submits to personal jurisdiction in the State of Connecticut and in the Federal and state courts in such state located in the District of Connecticut in any action or proceeding arising out of or relating to this Agreement or the Transaction Documents and agrees that all claims in respect of such action or proceeding may be heard and determined in any such court. Each of the parties further consents and agrees that such party may be served with process in the same manner as a notice may be given under Section 8.1. The parties hereto agree that any action or proceeding instituted by any of them against any other party with respect to this Agreement will be instituted exclusively in the state courts located in, and in the United States District Court for, the District of Connecticut. Seller and Buyer irrevocably and unconditionally waive and agree not to plead, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue or the convenience of the forum of any action or proceeding with respect to this Agreement in any such courts.

         SECTION 8.6 BINDING EFFECT; NO ASSIGNMENT. This Agreement and all of its provisions, rights and obligations shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs and legal representatives. This Agreement may not be assigned (including by operation of Law) by a party hereto without the express written consent of Buyer (in the case of assignment by Seller) or Seller (in the case of assignment by Buyer) and any purported assignment, unless so consented to, shall be void and without effect.

         SECTION 8.7 EXHIBITS. All Exhibits and Schedules attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

         SECTION 8.8 SEVERABILITY. If any provision of this Agreement for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Agreement, this Agreement shall be amended so as to enforce the illegal, invalid or unenforceable provision to the maximum extent permitted by applicable law, and the parties shall cooperate in good faith to further modify this Agreement so as to preserve to the maximum extent possible the intended benefits to be received by the parties.

         SECTION 8.9 COUNTERPARTS. The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

         SECTION 8.10 THIRD PARTIES. Except as specifically set forth or referred to herein, nothing herein express or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement or the Contemplated Transactions.

         SECTION 8.11 FURTHER ASSURANCES. At any time and from time to time after the Closing Date, Buyer and Seller will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged or delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney or assurances as may be necessary, desirable or proper to carry out the intent and accomplish the purposes of this Agreement. Seller and Buyer will each, respectively, bear their own costs and expenses incurred in compliance with its obligations under this Section 8.11.

                                   ARTICLE IX
                                   DEFINITIONS

         SECTION 9.1 DEFINITIONS. The following terms, as used herein, have the following meanings:

          "Acquisition Proposal" shall mean any proposal involving, directly or indirectly, (i) the acquisition of, or merger or other business combination involving Seller, (ii) the sale or other transfer of any capital stock of Seller, (iii) the sale, lease, transfer or management of the Business, (iv) the sale or other transfer of any Assets (except in the ordinary course) and (v) any other transaction inconsistent with the Contemplated Transactions or which would render any of them impossible or impracticable to consummate.

          "Affiliate" of any person shall mean any other person directly or indirectly through one or more intermediary persons, controlling, controlled by or under common control with such person.

          "Agreement" or "this Agreement" shall mean, and the words "herein," "hereof" and "hereunder" and words of similar import shall refer to, this agreement as it from time to time may be amended.

          The term "audit" or "audited" when used in regard to financial statements shall mean an examination of the financial statements by a firm of independent certified public accountants in accordance with generally accepted auditing standards for the purpose of expressing an opinion thereon.

          "Business" shall mean the ownership and operation of the Assets comprising the business operations of Seller.

          "Certificate of Incorporation" shall mean, in the case of any corporation, the certificate of incorporation, articles of incorporation or charter of a corporation, howsoever denominated under the laws of the jurisdiction of its incorporation.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Contract" shall mean any contract, agreement, indenture, note, bond, lease, conditional sale contract, mortgage, license, franchise, instrument, commitment or other binding arrangement, whether written or oral, and all modifications and amendments thereto and substitutions thereof.

          The term "control," with respect to any person, shall mean the power to direct the management and policies of such person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other persons by or through stock ownership, agency or otherwise; and the terms
"controlling" and "controlled" shall have meanings correlative to the foregoing.

          "Debt" shall mean (i) money borrowed by Seller from any person; (ii) any indebtedness of Seller arising under leases required to be capitalized under GAAP or evidenced by a note, bond, debenture or similar instrument; (iii) any indebtedness of Seller arising under purchase money obligations or representing the deferred purchase price of property and services (other than current trade payables incurred in the ordinary course of the Business), (iv) any Liability of any person secured by a Lien on any of the Assets and (v) any Liability of Seller under any guaranty, letter of credit (or reimbursement obligations with respect thereto), performance credit or other agreement having the effect of assuring a creditor against loss.

          "EBITDA" shall mean earnings before interest, taxes, depreciation and amortization, calculated in accordance with GAAP, but subject to the overriding instructions set forth in Section 1.4 above. In determining EBITDA, extraordinary items of income and expense not incurred in the ordinary course of the Business shall be omitted.

          "Environmental Laws" shall mean any and all Laws (including common law), Orders, Permits, agreements or any other requirement or restriction promulgated, imposed, enacted or issued by any federal, state, local and foreign Governmental Bodies relating to human health or the environment, including the emission, discharge or Release of pollutants, contaminants, or wastes into the environment (which includes, without limitation, ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, or wastes or the clean-up or other remediation thereof.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "GAAP" shall mean accounting methods historically used by Seller in accordance with generally accepted accounting principles in effect on the date hereof as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

          "Hazardous Materials" shall mean any waste or other substance that is listed, defined, designated, or classified as hazardous, radioactive or toxic, or as a pollutant or a contaminant under or pursuant to any Environmental Law, including, without limitation, petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

          "Hazardous Substances" shall mean any and all dangerous, toxic, radioactive, caustic or otherwise hazardous material, pollutant, contaminant, chemical, waste or substance defined, listed or described as any of such in or governed by any Environmental Law, including but not limited to urea-formaldehyde, polychlorinated biphenyls, asbestos or asbestos-containing materials, radon, explosives, known carcinogens, petroleum and its derivatives, petroleum products, lead-based paint, flammable materials, radioactive materials, controlled or toxic substances, any pollutant or contaminant, or any substance which might cause any injury to human health or safety or to the environment or might subject the owner or operator of the Real Property to any Regulatory Actions or Claims.

          "Inventory" shall mean, as of any date, collectively, all inventories of merchandise, and other products owned by Seller and held for resale or for distribution, together with packaging and samples thereof, operating supplies and spare or maintenance parts owned by Seller as of such date.

          "IRS" shall mean the Internal Revenue Service.

          "knowledge" with respect to (a) any individual shall mean actual knowledge and (b) any corporation shall mean the actual knowledge of the directors and the executive officers of such corporation and its ultimate parent corporation, except that the "knowledge" of Seller shall mean the actual knowledge of Andrea D. Skwarek, Mark L. Skwarek, Debbie Pereira or James Christianson of Seller; and "knows" has a correlative meaning.

          "Liability" shall mean any direct or indirect indebtedness, liability, assessment, claim, loss, damage (other than any incidental or consequential damage), deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, actual or potential, contingent or otherwise (including any liability under any guaranties, letters of credit, performance credits or with respect to insurance loss accruals).

          "Lien" shall mean any mortgage, lien (including mechanics, warehousemen, laborers and landlords liens), claim, pledge, charge, security interest, preemptive right, right of first refusal, option, judgment, title defect, covenant, restriction, easement or encumbrance of any kind.

          "Net Assets" shall mean the value of the Assets of Seller, less the value of the Assumed Liabilities as determined in accordance with GAAP.

          The term "person" shall mean an individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization or other entity, including a government or political subdivision or an agency or instrumentality thereof.

          "Receivables" shall mean as of any date any trade accounts receivable, notes receivable, sales representative advances and other miscellaneous receivables of Seller.

          "Regulatory Actions" shall mean any Claim, demand, action, suit, summons, citation, directive, investigation, litigation, inquiry, enforcement action, Lien, encumbrance, restriction, settlement, remediation, response, clean-up or closure arrangement or other remedial obligation or proceeding brought or instigated by any Governmental Body in connection with any Environmental Law, including, without limitation, the listing of the Real Property on any list of contaminated or potentially contaminated sites or potential or verified Hazardous Material sites under any Environmental Law, or any civil, criminal and/or administrative proceedings, whether or not seeking costs, damages, penalties or expenses.

          "Release" shall mean the intentional or unintentional, spilling, leaking, pumping, pouring, disposing, discharging or disturbance of, or emitting, depositing, injecting, leaching, dumping, escaping, or any other release or threatened release to or from the Real Property, however defined, of any Hazardous Substance in violation of any Environmental Law.

          "Subsidiary" shall mean any person of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly through one or more intermediaries, or both, by any other person.

          "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") shall mean (i) (A) any net income, gross income, gross receipts, sales, use, ad valorem, transfer, transfer gains, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, rent, recording, occupation, premium, real or personal property, intangibles, environmental or windfall profits tax, alternative or add-on minimum tax, customs, duty or other tax, fee, duty, levy, impost, assessment or charge of any kind whatsoever (including but not limited to taxes assessed to real property and water and sewer rents relating thereto), together with (B) any interest and any penalty, addition to tax or additional amount imposed by any Governmental Body (domestic or foreign) (a "Tax Authority") responsible for the imposition of any such tax and interest on such penalties, additions to tax, fines or additional amounts, in each case, with respect to Seller, the Business or the Assets (or the transfer thereof); (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of Seller being a member of an affiliated or combined group with any other person at any time on or prior to the Closing Date; and (iii) any liability of Seller for the payment of any amounts of the type described in the preceding clause (i) as a result of a contractual obligation to indemnify any other person.

          "Tax Return" shall mean any return or report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to any Tax Authority.

          "Transaction Documents" shall mean, collectively, this Agreement, and each of the other agreements and instruments to be executed and delivered by all or some of the parties hereto in connection with the consummation of the transactions contemplated hereby.

         SECTION 9.2 INTERPRETATION. Unless the context otherwise requires, the terms defined in Section 9.1 shall be applicable to both the singular and plural forms of any of the terms defined herein. All accounting terms defined in Section 9.1, and those accounting terms used in this Agreement not defined in Section 9.1 except as otherwise expressly provided herein, shall have the meanings customarily given thereto in accordance with GAAP. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The use of the neuter gender herein shall be deemed to include the masculine and feminine genders wherever necessary or appropriate, the use of the masculine gender shall be deemed to include the neuter and feminine genders and the use of the feminine gender shall be deemed to include the neuter and masculine genders wherever necessary or appropriate. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

          IN WITNESS WHEREOF, the undersigned have executed this Asset Purchase Agreement as of the date set forth above.

                                        GO FLY A KITE ACQUISITION CORP.

                                        By: /s/ Steven A. Lebensfeld
                                           -------------------------------------
                                           Steven A. Lebensfeld, President

                                        GO FLY A KITE, INC.

                                        By: /s/ Andrea D. Skwarek
                                           -------------------------------------
                                             Andrea D. Skwarek
                                             President

With respect to Sections 1.3(b),
1.4, 1.5 and 1.6:

/s/ Andrea D. Skwarek
--------------------------------
Andrea D. Skwarek

/s/ Mark L. Skwarek
--------------------------------
Mark L. Skwarek


Toymax International, Inc. hereby approves Sections 1.3 and 1.4 and hereby unconditionally guarantees the payment and performance by Buyer of all of Buyer's obligations under the foregoing Asset Purchase Agreement.

TOYMAX INTERNATIONAL, INC.

By: /s/ Steven A. Lebensfeld
   -------------------------------------
   Steven A. Lebensfeld, President